Exhibit 99.3
[The CIT Group, Inc. Logo]
                                            Contact:    Michael J. McGowan
                                                        Vice President
                                                        Communications Services
                                                        (973) 535-3506
                                                        mmcgowan@cit.com

FROM:     THE CIT GROUP, INC.
          650 CIT DRIVE
          LIVINGSTON, NJ  07039

FOR IMMEDIATE RELEASE

              THE CIT GROUP NAMES ALBERT R. GAMPER, JR., CHAIRMAN;
             HISAO KOBAYASHI RETIRES AND TAKATSUGU MURAI JOINS BOARD
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      LIVINGSTON,  NEW  JERSEY,  February  3,  2000  ---  The  CIT  Group,  Inc.
(NYSE:CIT; TSE:CGN.U) announced that Albert R. Gamper, Jr., CIT President and CEO, has also been named Chairman of the Board. Hisao Kobayashi, who served as Chairman since 1992, announced his retirement today.

      Takatsugu Murai, 56, Senior Managing Director, The Dai-Ichi Kangyo Bank, Ltd., ("DKB") joins the CIT Board as a replacement for Mr. Kobayashi. Mr. Murai has been with DKB since 1967, serving in a variety of capacities.

      Mr. Kobayashi, 64, served as a CIT Director since 1989. He was recently a Senior Advisor of DKB where he was an employee since 1959.

      "During the last 10 years, Hisao Kobayashi's contributions to CIT's success have been immense," said Mr. Gamper. "When DKB first took an equity stake in our Company, he was at the forefront of that substantial undertaking and, while that stake has diminished over time, his support and guidance have been invaluable," he added.

      Mr. Gamper, 57, has served as President and CEO of CIT since 1989 and as a Director since 1984.

      CIT is the world's largest publicly owned commercial finance company. For more information, access the Company's Web Site at www.cit.com.

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